Exhibit 1.1

MediciNova, Inc.

30,000,000 Shares of Common Stock

FORM OF SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into in Tokyo, Japan, as of January 28, 2005 by and between MediciNova, Inc., a Delaware corporation (the “Company”), Daiwa Securities SMBC Co, Ltd. (the “Lead Manager”), acting as representative of the underwriters named in Schedule A (collectively, the “Underwriters”), concerning the subscription and offering in Japan and other jurisdictions outside the United States of 30,000,000 shares of common stock of the Company.

The aggregate of 30,000,000 shares to be sold by the Company are herein called the “Firm Shares”. The Company has also granted the Lead Manager as representative of the Underwriters an option (the “Over-allotment Option”) to require, subject to the terms and conditions hereof, the Company to additionally issue and sell up to 4,500,000 shares of the common stock of the Company, which shares (the “Borrowed Shares”) shall initially be borrowed at the option of the Lead Manager from Daiwa Securities SMBC Principal Investments, SMBC Capital No.5 Investment Enterprise Partnership and Rock Castle Ventures, L.P. (collectively, the “Lenders”) and then offer for sale in Japan. Such borrowing shall be hereinafter called the “Share Borrowing”. Such 4,500,000 shares in relation to the Over-allotment Option are herein called the “Additional Shares” and together with the Firm Shares and the Borrowed Shares, the “Shares”. The Lead Manager may, for a certain period starting on the Closing Date (hereinafter defined), purchase shares of common stock of the Company (any such purchase, a “Syndicate Cover Transaction”) in the Hercules Market of the Osaka Securities Exchange up to the number of the Over-allotment Option.

The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-119433) covering the registration of the Shares under the Securities Act of 1933, as amended (the “1933 Act”), including a related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 (“Rule 434”) of the 1933 Act Regulations, prepare and file a term sheet (a “Term Sheet”) in accordance with the provisions of Rule 434 and Rule 424(b). A form of prospectus is included in the Form S-1.

(the “Form of U.S. Prospectus”). The information included in the Form of U.S. Prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information” or (b) pursuant to paragraph (d) of Rule 434 is referred to as “Rule 434 Information”. Each Form of U.S. Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “U.S. Preliminary Prospectus”. Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the “U.S. Registration Statement”. Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement”, and after such filing the term “U.S. Registration Statement” shall include the Rule 462(b) Registration Statement. The final Form of U.S. Prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Shares is hereby called the “U.S. Prospectus”. If Rule 434 is relied on, the terms “U.S. Prospectus” shall refer to the preliminary U.S. Prospectus dated January 6, 2005 together with the Term Sheet and all references in this Agreement to the date of such prospectuses shall mean the date of the Term Sheet.

The Company has also filed with the Kanto Local Finance Bureau of the Ministry of Finance of Japan (the “KLFB”) a securities registration statement pursuant to the Securities and Exchange Law of Japan (Law No. 25 of 1948), as amended and the rules and regulations thereunder (collectively, the “Securities and Exchange Law”). Such securities registration statement, including the exhibits thereto at the time it became effective is herein called the “Japanese Registration Statement”. A form of prospectus is prepared based on such securities registration statement to be used in connection with any offering and sales of the Shares in Japan (the “Form of Japanese Prospectus”). Each Form of Japanese Prospectus used before such securities registration statement became effective, is herein called a “Japanese Preliminary Prospectus”. The final Japanese Prospectus, which comprises of Japanese Preliminary Prospectus and supplements thereto in the form furnished to the Underwriters for use in connection with the offering of the Shares is hereby called the “Japanese Prospectus”.

Article 1. Issuance and Subscription of the Firm Shares

The Company agrees to issue the Firm Shares and the Underwriters represented by the Lead Manager jointly and severally agree to subscribe and pay for the entire amount of the Firm Shares for a consideration in accordance with Articles 2 and 5 and other provisions of this Agreement on February 4, 2005 (the “Closing Date”).

Article 2. Method of Subscription and Offering

(i) The Underwriters shall jointly and severally subscribe and pay for the entire amount of the Firm Shares at a price of [    ] yen per share (the “Subscription Price”) from the Company and shall offer the same in Japan in accordance with paragraph (ii) of this Article 2.

(ii)	The terms of the offering of the Firm Shares are as follows:

(a)	Number of shares:	30,000,000 shares;

(b)	Offering Price:	[ ] yen per share (the “Offering Price”);

(c)	Subscription Period:	From February 1, 2005 to February 4, 2005;

(d)	Unit of Subscription:	1,000 shares;

(e)	Delivery Date to Investors:	February 7, 2005; and

(f)	Listing Date:	February 8, 2005.

(iii) In connection with the offering of the Firm Shares, the Underwriters shall collect from each applicant a subscription deposit money in the same amount as the Offering Price per share and pay the Company an amount equal to the aggregate Subscription Price in accordance with Article 5.

(iv) The number for which each Underwriter shall be responsible for underwriting and that for which each Underwriter shall be responsible for selling shall be determined in the Syndicate Agreement (as defined in Article 4, paragraph 2).

(v) Each Underwriter shall engage in the offering referred to in paragraph (i) of this Article 2 in accordance with this Agreement and the Syndicate Agreement and in compliance with applicable laws and regulations.

Article 3. Over-allotment Option

(i) The Company and the Lead Manager hereby confirm that there shall be an agreement dated the date hereof between the Lead Manager and the Company and each Lender to the following effect:

(a) The Company grants the Lead Manager as representative of the Underwriters the Over-allotment Option up to 4,500,000 shares of Common Stock of the Company, which will make up the Additional Shares and will be, to the extent that the Over-allotment Option is exercised, subscribed and paid by the Lead Manager at the price of [same price as the Subscription Price] yen per share.

(b) The Lead Manager may, at its discretion, exercise part or all of the Over-allotment Option between February 8, 2005 and March 4, 2005; provided, however, the Lead Manager shall not exercise the Over-allotment Option with respect to the number of the Borrowed Shares which are returned by means of a Syndicate Cover Transaction referred to in recitals hereof. The Additional Shares which the Lead Manager obtains by exercising the Over-allotment Option shall be applied for returning the Borrowed Shares; and

(c) The Lead Manager may, at its discretion, perform Syndicate Cover Transactions between February 8, 2005 and March 4, 2005. The shares which the Lead Manager obtains by Syndicate Cover Transactions shall be applied for returning the Borrowed Shares.

(ii) The Underwriters shall offer the Borrowed Shares in the same manner as the Firm Shares.

Article 4. Offering of the Shares

(i) The Lead Manager has formed an underwriting syndicate with the Underwriters for the purpose of the offering of the Shares to the public in Japan and through affiliates of the Underwriters in jurisdictions outside Japan and the United States.

(ii) Subject to the taking effect of the registrations both in the United States and Japan concerning the public offering and sales of the Shares contemplated hereunder (the “Registrations”) pursuant to the 1933 Act and the Securities and Exchange Law, the Shares will be offered by the Underwriters to the public within Japan and through affiliates of the Underwriters in jurisdictions outside Japan and the United States during the period from February 1, 2005 to February 4, 2005 (both days inclusive) at the Offering Price in accordance with the terms of a syndicate agreement (the “Syndicate Agreement”) which has been entered into as of January 28, 2005 by and between the Lead Manager and the Underwriters and a copy of which has been furnished to the Company.

(iii) The Company has not authorized the Lead Manager or any other person to make or give any representation or information in connection with the public offering of the Shares in Japan other than those contained in the Japanese Registration Statement or the Japanese Prospectus. The Lead Manager hereby agrees, and confirms that the Underwriters have agreed in the Syndicate Agreement, that they will not make or give any representation or information in connection with the public offering of the Shares in Japan other than those contained in the Japanese Registration Statement or the Japanese Prospectus.

(iv) The public offering and sale of the Shares by the Underwriters will be made in Japan and may be made in other countries (but not including the United States) upon the terms and conditions of this Agreement and the Syndicate Agreement and in conformity with applicable laws and regulations of all relevant jurisdictions. The Lead Manager hereby confirms that each Underwriter has agreed in the Syndicate Agreement that it will not offer, sell or deliver any of the Shares acquired by it pursuant to the Syndicate Agreement directly or indirectly, in the United States or through an affiliate that is a U.S. broker-dealer. As used in this Agreement, unless otherwise defined herein, “the United States” has the meaning set forth in Regulation S under the 1933 Act.

(v) The Lead Manager hereby further confirms that each of the Underwriters has agreed in the Syndicate Agreement to the following terms and conditions:

Other than that relating to the public offering or sale in Japan under the U.S. Registration Statement and Japanese Registration Statement and the U.S. Prospectus and the Japanese Prospectus, no action has been taken or will be taken in any jurisdiction by it that would permit a public offering of the Shares, or possession or distribution of any offering or publicity material relating to the Shares, in any country or jurisdiction where action for that purpose is required. Each of the Underwriters will comply with all applicable laws and regulations in each jurisdiction in which it acquires, purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense. The Company will have no responsibility for, and the each of the Underwriters will obtain any consent, approval or permission required by it for, the offer, sale or delivery by the Underwriter of the Shares under the laws and regulations in force in any jurisdiction to which it is subject, or in or from which it makes any offer, sale or delivery.

Article 5. Payment of the Subscription Price of the Firm Shares, Commissions and Expenses

(i) At approximately 10:00 a.m., New York time, and in any event, no later than 3:00 p.m., New York time, unless otherwise agreed to by the parties, on the Closing Date, the Lead Manager as representative of the Underwriters shall pay to the order of the Company the net subscription moneys for the Firm Shares, namely the sum of $            , being the aggregate Offering Price of the Firm Shares, less the aggregate of the amount provided for in paragraph (ii) of this Article but after converting the same into United States dollars (the “Subscription Payment”). The Subscription Payment shall be made by the Lead Manager by transfer of the said sum in immediately available funds or same day settlement funds in United States dollars to such account at such bank as designated by the Company. The delivery of the certificates for the Firm Shares shall be made in New York City to the order of the Lead Manager in such denominations and registered in such names as shall be notified not later than February         , 2005 by the Lead Manager to the Company.

(ii) As compensation to the Lead Manager and Underwriters for their commitments with respect to the Firm Shares hereunder and as selling concessions for the Firm Shares, the Company agrees to pay to the Lead Manager, in aggregate an amount equal to              yen per share of the Firm Shares by way of deduction of such amount from the aggregate Offering Price of the Firm Shares as provided in the preceding paragraph.

(iii) (A) Except as otherwise provided herein, the Company will pay or cause to be paid all expenses in relation to the performance of its obligations under this Agreement, including (a) the preparation, printing and filing of the U.S. Registration Statement (including financial statements and exhibits) and the Japanese Registration Statement as originally filed and each amendment or supplement thereto, (b) the preparation, printing and delivery to the Underwriters of this Agreement, the Syndicate Agreement, closing documents (including any compilations thereof) and such other documents as may be required in connection with the offering, purchase, sale or delivery of the Shares, (c) the preparation, issuance, transfer and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes and stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (d) the fees and disbursements of the Company’s counsel, independent accountants and other advisors, (e) the qualification of the Shares under securities laws in accordance with the provisions of Article 7, paragraph (vi) hereof, including filing fees, (f) the printing and delivery to the Underwriters of copies of each Preliminary Prospectus, any Term Sheets and of the U.S. Prospectus and any amendments or supplements thereto, as well as each Japanese Preliminary Prospectus each Japanese Prospectus and any amendments or supplements thereto, (g) the fees and expenses of any transfer agent or registrar in Japan and U.S. for the Shares, (h) all costs of legal notices, (i) the fees and expenses of the Authorized Agent (as defined in Article 16 hereof), (j) all fees and expenses incurred in connection with the qualification of the Shares for deposit with DTC, (k) expenses relating to the roadshows incurred by the representatives of the Company (which shall be deemed to exclude the Underwriters or their respective representatives), (l) the fees and expenses incurred in connection with the listing of the Shares on the Hercules Market of the Osaka Securities Exchange, and (m) the qualification of the Shares under securities laws in accordance with the provisions of Article 7, paragraphs (i) and (ii) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith.

(B) If this Agreement shall be terminated due to a default by the Underwriters in their obligations hereunder, the Company shall not then be under any liability to any Underwriter except as provided in Articles 5(iii)(A) and 11 hereof; the Company agrees, if for any reason other than a default by the Underwriters in their obligations hereunder any Shares to be delivered hereunder are not delivered by or on behalf of the Company as provided herein, to pay to the Lead Manager an amount separately agreed upon between the Company and the Lead Manager on behalf of the Underwriters in reimbursement of the Underwriters’ reasonable out-of-pocket expenses, including traveling, telegraph, telex, telephone, postage and other communication expenses, in connection with the preparation and management of the offer, issue and sale of the Shares and the transactions contemplated in the Syndicate Agreement including the reasonable fees, disbursements and expenses of counsel to the Underwriters.

(iv) The amounts payable pursuant to paragraph (iii) of this Article shall be payable by the Company notwithstanding that this Agreement is terminated or the Underwriters are otherwise released or discharged from their obligations under this Agreement. All payments made pursuant to paragraphs (ii) and (iii) of this Article shall be made without deduction or withholding for or on account of any present or future taxes, levies, duties or other assessments or charges of whatever nature levied or imposed in the United States or any State of the Unites States or any political subdivision thereof (“Taxes”). If any Taxes are required by law to be deducted or withheld in connection with any such payment, then, except where such Taxes are required to be so deducted or withheld by reason of some connection of the recipient with the United States or any State of the United States or any political subdivision thereof other than the mere execution or performance of this Agreement, the Company will increase the amount so that the full amount of such payment will be received by the recipient thereof.

Article 6. Representations and Warranties by the Company

The Company represents and warrants to each Underwriter as of the date hereof and as of the Closing Date, and agrees with each Underwriter, as follows:

(i) Compliance with Registration Requirements

Each of the U.S. Registration Statement, any Rule 462(b) Registration Statement and the Japanese Registration Statement has become effective under the 1933 Act and the Securities and Exchange Law, respectively, and no stop order suspending the effectiveness of the U.S. Registration Statement, any Rule 462(b) Registration Statement or the Japanese Registration Statement has been issued under the 1933 Act or the Securities and Exchange Law and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission or the KLFB, as the case may be, and any request on the part of the Commission or the KLFB, as the case may be, for additional information has been complied with.

At the respective times the U.S. Registration Statement, any Rule 462(b) Registration Statement and the Japanese Registration Statement and any post-effective amendments thereto became effective, the U.S. Registration Statement, the Rule 462(b) Registration Statement, the Japanese Registration Statement as amended by any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the Securities and Exchange Law, as appropriate, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the U.S. Prospectus, the Japanese Prospectus as amended by any amendments or supplements thereto, at the time the U.S. Prospectus, the Japanese Prospectus as amended by any such amendment or supplement were issued and at the Closing Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the U.S. Prospectus shall not be “materially different,” as such term is used in Rule 434, from the prospectuses included in the U.S. Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the U.S. Registration Statement, U.S. Prospectus, the Japanese Registration Statement or the Japanese Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Lead Manager expressly for use therein.

(ii) Independent Accountants

Ernst & Young, who certified the financial statements included in the U.S. Registration Statement and the Japanese Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iii) Financial Statements

The financial statements included in the U.S. Registration Statement, the U.S. Prospectus, the Japanese Registration Statement, and the Japanese Prospectus, together with the related notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods presented. The selected financial data and summary financial information included in the U.S. Prospectus and the Japanese Prospectus present fairly the information shown therein and such data and information prepared in conformity with U.S. GAAP have been compiled on a basis consistent with that of the audited financial statements included in the U.S. Registration Statement or the Japanese Registration Statement, as the case may be.

(iv) Accuracy and Adequacy of Information

The financial projections supplied or disclosed in writing by the Company or any director or employee thereof to the Lead Manager or any of the Underwriters or legal or other professional advisers thereto for the purposes of the offering and sale of the Shares have been so supplied or disclosed with a reasonable basis and in good faith based on the assumptions disclosed therein.

(v) No Material Adverse Change in Business

Since the respective dates as of which information is given in the U.S. Registration Statement, the U.S. Prospectus, the Japanese Registration Statement, and the Japanese Prospectus, except as otherwise stated or contemplated therein, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (b) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company, and (c) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vi) Due Organization of the Company

The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the U.S. Prospectus and the Japanese Prospectus and to enter into and perform its obligations under this Agreement; and the Company is in good standing and is duly qualified as a foreign corporation to transact business in each other jurisdiction in which such qualification is applicable and required, except for the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The Company has no subsidiaries.

(vii) Capitalization

The authorized, issued and outstanding capital stock of the Company is as set forth in the U.S. Prospectus in the column entitled “Actual” under the caption “Capitalization” and in the caption “Conditions of Shares, etc.” (“kabushiki tou no joukyou”) of the Japanese Prospectus, respectively, and there are no other outstanding securities convertible into or exchangeable for, or warrants, rights or options from the Company to purchase, or obligations of the Company to issue, Shares except as stated in the U.S. Prospectus or the Japanese Prospectus, as the case may be. The shares of issued and outstanding capital stock, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(viii) Authorization of Agreement

This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms.

(ix) Authorization and Description of Shares

The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non assessable; the common stock conforms to all statements relating thereto contained in the U.S. Prospectus and the Japanese Prospectus, respectively, and such descriptions conform to the rights set forth in the instruments defining the same; and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company.

(x) Registration Rights

Except as set forth in the U.S. Prospectus and the Japanese Prospectus, there are no contracts, agreements or other documents between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act or the Securities and Exchange Law with respect to any securities of the Company owned or to be owned, directly or indirectly, by such person or to require the Company to include such securities in any registration statement filed by the Company.

(xi) Absence of Defaults and Conflicts

The Company is not in violation of its charter or by-laws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its property or assets is subject (collectively, “Agreements and Instruments”) except for such violations or defaults that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the U.S.

Registration Statement and the Japanese Registration Statement and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action on the part of the Company and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, the Agreements and Instruments, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational documents, if any, of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, U.S. or foreign, having jurisdiction over the Company or any of its assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(xii) Absence of Proceedings

Except as disclosed in the U.S. Registration Statement and the Japanese Registration Statement, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, U.S. or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company, which is required to be disclosed in the U.S. Registration Statement or the Japanese Registration Statement, as the case may be, or which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder or thereunder; except as disclosed in the U.S. Registration Statement or the Japanese Registration Statement, the aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xiii) Maintenance of Records

The Company (a) makes and keeps accurate books and records and (b) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded and reported to the Company’s management as necessary to permit preparation of its financial statements in conformity with the U.S. GAAP and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xiv) Exhibits

There are no contracts or documents which are required to be described in the U.S. Registration Statement, the U.S. Prospectus, the Japanese Registration Statement or the Japanese Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

(xv) Accuracy of Tax Disclosure

The statements set forth in the U.S. Prospectus under the caption “Tax Matters,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

(xvi) Absence of Further Requirements

No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the United States Securities Exchange Act of 1934 (the “1934 Act”) or the regulations promulgated thereunder (the “1934 Act Regulations”), the Securities and Exchange Law, or state or foreign securities laws.

(xvii) Possession of Licenses and Permits

The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate national, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, except for such Governmental Licenses the failure of which to possess would not reasonably be expected to result in a Material Adverse Effect.

(xviii) Investment Company Act

The Company is not, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xix) Possession of Intellectual Property

Except as disclosed in the U.S. Registration Statement and the Japanese Registration Statement, (a) the Company owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them and (b) the Company has not received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xx) Absence of Manipulation

The Company has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of applicable law.

Article 7. Covenants by the Company

The Company covenants with each Underwriter as follows:

(i) Compliance with U.S. Securities Regulations and Commission Requests

The Company, subject to Article 6, paragraph (ii) below, will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Lead Manager immediately, and confirm the notice in writing, (a) when any post-effective amendment to the U.S. Registration Statement shall become effective, or any supplement to the U.S. Prospectus or any amended U.S. Prospectus shall have been filed, (b) of the receipt of any comments from the Commission, (c) of any request by the Commission for any amendment to the U.S. Registration Statement or any amendment or supplement to the U.S. Prospectus or for additional information, and (d) of the issuance by the Commission of any stop order suspending the effectiveness of the U.S. Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest practical moment.

(ii) Compliance with Japanese Securities Regulations and KLFB Requests

The Company will comply with the requirements of the Securities and Exchange Law, and will notify the Lead Manager immediately, and confirm the notice in writing, (a) when any post-effective amendment to the Japanese Registration Statement shall become effective, or any supplement to the Japanese Prospectus or any amended Japanese Prospectus shall have been filed, (b) of the receipt of any comments from the KFLB, (c) of any request by the KLFB for any amendment to the Japanese Registration Statement or any amendment or supplement to the Japanese Prospectus or for additional information, and (d) of the issuance by the KLFB of any stop order suspending the effectiveness of the Japanese Registration Statement or of any order preventing or suspending the use of any Japanese Preliminary Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest practical moment.

(iii) Filing of Amendments

The Company will give the Lead Manager notice of its intention to file or prepare any amendment to the U.S. Registration Statement (including any filing under Rule 462(b)) or the Japanese Registration Statement, any Term Sheet or any amendment, supplement or revision to either the prospectus included in the U.S. Registration Statement or the Japanese Registration Statement at the time it became effective or to the U.S. Prospectus or the Japanese Prospectus, will furnish the Lead Manager with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Lead Manager or counsel for the Underwriters shall reasonably object.

(iv) Delivery of Registration Statements

The Company has furnished or will deliver to the Lead Manager and counsel for the Underwriters, without charge, conformed copies of the U.S. Registration Statement and the Japanese Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and conformed copies of all consents and certificates of experts, and will also deliver to the Lead Manager, without charge, a conformed copy of the U.S. Registration Statement and the Japanese Registration Statement originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the U.S. Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S T.

(v) Delivery of Prospectuses

The Company has delivered to each Underwriter, without charge, as many copies of each U.S. Preliminary Prospectus and each Japanese Preliminary Prospectus and supplement thereto as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act and the Securities and Exchange Law, respectively. The Company will furnish to each Underwriter during the period when the U.S. Prospectus or the Japanese Prospectus is required to be delivered under the 1933 Act or the 1934 Act or the Securities and Exchange Law, as the case may be, such number of copies of the U.S. Prospectus or the Japanese Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The expenses of complying with this Article 7, paragraph (v) shall be borne in the manner contemplated by Article 4 hereof during the nine-month period after the date of this Agreement and by the Underwriters thereafter.

(vi) Continued Compliance with Securities Laws

The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the Securities and Exchange Law, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement, in the U.S. Prospectus and in the Japanese Prospectus. If at any time when a prospectus is required by the 1933 Act or the Securities and Exchange Law to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the U.S. Registration Statement or the Japanese Registration Statement or amend or supplement the U.S. Prospectus or the Japanese Prospectus in order that the U.S. Prospectus or the Japanese Prospectus, as the case may be, will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the U.S. Registration Statement or the Japanese Registration Statement, as the case may be, or amend or supplement the U.S. Prospectus or the Japanese Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations or the Securities and Exchange Law, as the case may be, the Company will promptly prepare and file with the Commission or the KLFB, as the case may be, subject to Article 7, paragraph (iii), such amendment or supplement as may be necessary to correct such statement or omission or to make the U.S. Registration Statement, the Japanese Registration Statement or the U.S. Prospectus or the Japanese Prospectus, as the case may be, comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The expenses of complying with this Article 7, paragraph (vi) shall be borne in the manner contemplated by Article 5 during the nine-month period after the date of this Agreement and by the Underwriters thereafter.

(vii) Absence of Manipulation

The Company will not (and will cause its subsidiaries not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Shares in violation of applicable law.

(viii) Blue Sky Qualifications

The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as the Lead Manager may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Shares have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

(ix) Reporting Requirements

The Company, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder. Further, the Company will perform ongoing reporting pursuant to the 1934 Act as long as it is required to perform ongoing reporting obligations under the Securities and Exchange Law.

(x) Corporate Governance Standards

The Company will use its best efforts to observe the corporate governance standards applicable to a U.S. company whose shares are approved for trading on the Nasdaq Stock Market at all times at which the Company’s shares are listed on the Hercules Market until such time that the Company may be either approved for trading on the Nasdaq Stock Market or listed on a national securities exchange in the United States.

(xi) Investment Company Status

The Company shall use its best efforts not to become, at any time prior to the expiration of five years after the completion of the offering and sale of the Shares, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under the U.S. Investment Company Act of 1940, as amended.

Article 8. Representations and Warranties by the Company with respect to No Relationship with Anti-social Groups

(i) The Company represents and warrants that none of it, persons with special interests in the Company (as defined in Article 4, paragraph (1), sub-paragraph (ii) of the Listing Criteria for Shares of the Osaka Securities Exchange; hereinafter the same), its employees, its shareholders or persons or entities with which it trades or persons or entities similar thereto have no relationship with shareholders’-meeting-distracters (soukai-ya), mafia (bouryoku-dan) or any members thereof or any persons similar to any of such persons or entities (“Anti-social Groups”), as follows:

(a) None of the Company, persons with special interests in the Company, its shareholders or persons or entities with which it trades or persons or entities similar thereto are Anti-social Groups;

(b) No Anti-social Group is involved, directly or indirectly, with the management of the Company;

(c) None of the Company, persons with special interests in the Company, its shareholders nor persons or entities with which it trades or persons or entities similar thereto have cooperated or are involved with the maintenance or operation of any Anti-social Group by means of providing finance or otherwise and regardless of in what form, nor do they intend to do the same;

(d) None of the Company, persons with special interests in the Company, its shareholders or persons or entities with which it trades or persons or entities similar thereto are intentionally in contact with any Anti-social Group; and

(e) No person who belongs to any Anti-social Group or is in contact with any Anti-social Group is employed by the Company.

(ii) In the event that the Company obtains information from newspaper or other source similar thereto on any relationship of the Company, persons with special interests in the Company, its employees, its shareholders or persons or entities with which it trades or persons or entities similar thereto with any Anti-social Group, it shall promptly notify the Lead Manager of such fact and its contents and, further, investigate the circumstances with respect to such information and notify the Lead Manager of the outcome of such investigation.

(iii) In the event that the Lead Manager requests the Company to submit information relating to matters bearing a suspected involvement by the Company with any Anti-social Group, it shall promptly provide the Lead Manager with the same.

Article 9. Conditions of Underwriters’ Obligations

The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Article 6 hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance in all material respects by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(i) Effectiveness of Registration Statement

The U.S. Registration Statement, including any Rule 462(b) Registration Statement and the Japanese Registration Statement, respectively, have become effective and at Closing Date no stop order suspending the effectiveness of the U.S. Registration Statement or the Japanese Registration Statement shall have been issued under the 1933 Act or the Securities and Exchange Law, as the case may be, or proceedings therefor initiated or threatened by the Commission or the KLFB, as the case may be, and any request on the part of the Commission or the KLFB, as the case may be, for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

(ii) Opinion and Letter of U.S. Counsel for the Company

On the Closing Date, the Lead Manager shall have received an opinion, dated as of the Closing Date, of Pillsbury Winthrop LLP, United States counsel for the Company, in the form and substance reasonably satisfactory to the Lead Manager, together with signed or reproduced copies of such opinion for each of the other Underwriters.

(iii) Opinion of Japanese Counsel for the Company

On the Closing Date, the Lead Manager shall have received an opinion, dated as of the Closing Date, of Anderson, Mori & Tomotsune, Japanese counsel for the Company, in the form and substance reasonably satisfactory to the Lead Manager, together with signed or reproduced copies of such opinion for each of the other Underwriters.

(iv) Opinion of U.S. Counsel for the Underwriters

On the Closing Date, the Lead Manager shall have received an opinion, dated as of the Closing Date, of Simpson Thacher & Bartlett LLP, United States counsel for the Underwriters, in the form and substance reasonably satisfactory to the Lead Manager, together with signed or reproduced copies of such opinion for each of the other Underwriters.

(v) Opinion of Japanese Counsel for the Underwriters

On the Closing Date, the Lead Manager shall have received an opinion, dated as of the Closing Date, of Linklaters Law Office, Japanese counsel for the Underwriters, in the form and substance reasonably satisfactory to the Lead Manager, together with signed or reproduced copies of such opinion for each of the other Underwriters.

(vi) Officers’ Certificate

On the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the U.S. Prospectus and in the Japanese Prospectus, respectively, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Lead Manager shall have received a certificate of the Company signed by the president of the Company, dated as of the Closing Date, to the effect that (a) there has been no such material adverse change, (b) the representations and warranties in Article 6 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (c) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, and (d) no stop order suspending the effectiveness of the U.S. Registration Statement or the Japanese Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Individual signing the certificate, are pending or are contemplated by the Commission.

(vii) Accountant’s Comfort Letter

At the time of the execution of this Agreement, the Lead Manager shall have received from Ernst & Young a letter dated such date, in form and substance satisfactory to the Lead Manager, containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to the financial statements and certain financial information contained in the U.S. Registration Statement and the U.S. Prospectus.

(viii) Bring-down Comfort Letter

On the Closing Date, the Lead Manager shall have received from Ernst & Young a letter, dated as of the Closing Date, in form and substance satisfactory to the Lead Manager, to the effect that they reaffirm the statements made in the letter furnished pursuant to paragraph (vii) of this Article 7, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(ix) Approval for listing on the Hercules Market

The Company’s common stock shall have been approved for listing on the Hercules Market of the Osaka Securities Exchange as of the Closing Date.

(x) Additional Documents

On the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Lead Manager and counsel for the Underwriters.

Article 10. Warranties and Covenants of the Lead Manager

(i) The Underwriters hereby jointly and severally warrant to, and covenant and agree with the Company that:

(a) The Lead Manager will ensure that each of the Underwriters will offer the Shares in conformity with the terms of this Agreement and the Syndicate Agreement and the terms contained in the U.S. Prospectus and the Japanese Prospectus;

(b) any and all licenses, approvals, validations and consents necessary under applicable laws and regulations of Japan for the Underwriters to enter into this Agreement have been obtained, and such licenses, approvals, validation and consents to remain effective on the date hereof; and

(c) each of the Underwriters will do all necessary acts required for such licenses, approvals, validations and consents to remain effective on the Closing date.

(ii) The Lead Manager acknowledge that it and the other Underwriters have not been authorized by the Company to give any information or make and representations on behalf of the Company in relation to the offer and sale of the Shares, other than those contained in the U.S. Registration Statement and the Japanese Registration Statement and in any other document prepared in connection with such offer and sale and approved by the Company.

Article 11. Indemnification.

(i) Indemnification of the Underwriters by the Company

The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act, and each person, if any, who controls any Underwriter (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act if such person incurs any loss, liability, claim, damage and expense pursuant to the 1933 Act or the 1934 Act) as follows:

(a)	against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the U.S. Registration Statement or the Japanese Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any U.S. Preliminary Prospectus or the U.S. Prospectus or the Japanese Preliminary Prospectus or the Japanese Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(b)	against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; and

(c)

against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Lead Manager), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (a) or (b) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Lead Manager expressly for use therein (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, included in the U.S. Prospectus or the Japanese Prospectus and, provided, further, that the Company will not be liable to an Underwriter with respect to any U.S. or Japanese Preliminary Prospectus, as the case may be, to the extent that the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Underwriter sold Shares to a person to whom such Underwriter failed to send or give, at or prior to the Closing Date, a copy of the U.S. or Japanese Final Prospectus, as the case may be, as then amended or supplemented if: (i) the Company has previously furnished copies thereof (sufficiently in advance of the Closing Date and in sufficient quantity to allow for distribution by the Closing Date) to the Underwriters and the loss, liability, claim, damage or expense of such Underwriter resulted from an untrue statement of omission of a material fact contained in or omitted from the U.S. or Japanese Preliminary Prospectus, as the case may be, which was corrected in the U.S. or Japanese Prospectus, as the case may be and as, if applicable, amended or supplemented prior to the Closing Date and such U.S. or Japanese Prospectus, as the case may be, was required by law to be delivered at or prior to written confirmation of sale to such person and (ii) provision of such U.S. or Japanese Prospectus, as the case may be, by the Closing Date to the party or parties asserting such loss, liability, claim, damage or expense would have constituted a valid defense to the claim asserted by such person.

Notwithstanding anything to the contrary set forth above, the Company shall not be liable for any settlement of such loss, liability, claim, damage or expense effected without its prior written consent, which consent shall not be unreasonably withheld.

(ii) Indemnification of the Company, Directors and Officers by Underwriters

Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the U.S. Registration Statement or the Japanese Registration Statement, as the case may be, and each person, if any, who controls the Company (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act if such person incurs any loss, liability, claim, damage and expense pursuant to the 1933 Act or the 1934 Act) against any and all loss, liability, claim, damage and expense described in the indemnity contained in paragraph (i) of this Article, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the U.S. Registration Statement or the Japanese Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or in any U.S. Preliminary Prospectus or the U.S. Prospectus or any Japanese Preliminary Prospectus or the Japanese Prospectus (or any supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Lead Manager expressly for use therein (or any amendment thereto).

Notwithstanding anything to the contrary set forth above, no Underwriter shall be liable for any settlement of any such loss, liability, claim, damage or expense effected without its prior written consent, which consent shall not be unreasonably withheld.

(iii) Actions Against Parties; Notification

Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to paragraph (i) above, counsel to the indemnified parties shall be selected by the Lead Manager, in the case of parties indemnified pursuant to paragraph (ii) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Article 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

Article 12. Representations, Warranties and Agreements to Survive Delivery

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Shares to the Underwriters.

Article 13. Termination of Agreement

(i) Termination; General

The Lead Manager may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date (a) if there shall have occurred a materially adverse change in national or international political, economic, fiscal or financial conditions or foreign currency exchange rates or exchange controls which, in the reasonable opinion of the Lead Manager, would materially and adversely affect the success of the sale of the Shares contemplated hereby, or (b) if trading generally on the Tokyo Stock Exchange, the Osaka Securities Exchange, the London Stock Exchange, the American Stock Exchange, the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or Japan or with respect to Clearstream or Euroclear systems in Europe, (c) if the operation of a clearing system in Tokyo, Osaka, New York or London has failed or has been materially limited, or (d) if a banking moratorium has been declared in Japan, England, the United States generally or New York State by the relevant authorities.

(ii) Liabilities

If this Agreement is terminated pursuant to this Article, such termination shall be without liability of any party to any other party except as provided in Article 5 hereof, and provided further that Articles 6, 7, 10 through 12, 15 and 16 shall survive such termination and remain in full force and effect.

Article 14. Notices

All communications hereunder shall be sent to the following addresses:

if the Company, to:

MediciNova, Inc.

4350 La Jolla Village Dr., Ste. 950

San Diego, California, CA 92122

Facsimile: 1-858-373-7000

if to the Lead Manager or to the Underwriters, to:

International Finance Department

Daiwa Securities SMBC Co. Ltd.

1-8-1, Marunouchi, Chiyoda-ku, Tokyo 100-8289, Japan

Facsimile: 81-3-3286-1733

Article 15. Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of Japan.

Article 16. Jurisdiction and Agent for Service of Process

Any legal action against the Company relating to or arising out of this Agreement may be brought in the Tokyo District Court or any other court competent under Japanese law to hear appeals from such court. Any such action against the Company may also be brought in any other competent court having jurisdiction in the State of California.

The Company has designated the address from time to time of Anderson Mori & Tomotsune, of which the current address is Izumi Garden Tower, Roppongi 1-6-1, Minato-ku, Tokyo 106-6036, Japan as the address solely for the purpose of accepting service of process in Japan in connection with any such action instituted in Japan and appointed Mr. Ryu Umezu, attorney-at-law and resident of Tokyo, Japan as the authorized agent (the “Authorized Agent”) solely to accept such service of process. The Company may change said address and person, provided that a notice to that effect shall be given to the Lead Manager.

Article 17. Language

This Agreement has been prepared in Japanese, of which an English translation may be prepared.

IN WITNESS WHEREOF, the Company and the Lead Manager have caused their duly authorized representatives to affix their signatures on 2 counterparts of this Agreement as of the date and at the place first above stated.

MEDICINOVA, INC.

By:
Takashi Kiyoizumi, President, Chief Executive Officer

DAIWA SECURITIES SMBC CO. LTD.

By:
Tatsuei Saito, President

, acting for itself and for the parties named in Scheduled A hereto

(Schedule A)

Underwriters

Mizuho Securities Co., Ltd.

Shinko Securities Co., Ltd.

Merrill Lynch Japan Securities Co., Ltd.

E*TRADE Securities Co., Ltd.

Monex, Inc.

Rakuten Securities, Inc.

Marusan Securities Co., Ltd.

Credit Suisse First Boston Securities (Japan) Ltd.

Mirai Securities Co., Ltd.

Lehman Brothers Japan Inc.

World Nichiei Frontier Securities Co., Ltd.

Ace Securities Co., Ltd.